UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  January 30, 2013

  MIPS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-24487 (Commission File Number)	77-0322161 (IRS Employer Identification No.)

955 East Arques Avenue
Sunnyvale, CA  94085
(Address of Principal Executive Offices, including zip code)

(408) 530-5000
(Registrant's telephone number including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

On January 30, 2013, MIPS Technologies, Inc. issued a press release announcing its results of operations for the second quarter ended December 31, 2012.  A copy of the press release is attached as Exhibit 99.01 to this Current Report.

Additional Information and Where You Can Find It

This communication may be deemed to be solicitation material in respect of the proposed patent sale transaction between MIPS and Bridge Crossing, and the proposed merger transaction between MIPS and Imagination Technologies. In connection with the proposed transactions, MIPS has filed a definitive proxy statement and other relevant materials with the SEC. The proxy statement and other relevant materials, and any other documents to be filed by MIPS with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or from MIPS’ website at www.mips.com or by contacting MIPS Investor Relations at: ir@mips.com. Investors and security holders of MIPS are urged to read the proxy statement and the other relevant materials before making any voting or investment decision with respect to the proposed transactions because they will contain important information about the transactions and the parties to the transactions.

MIPS and its executive officers, directors, other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from MIPS’ stockholders in favor of the proposed transactions. A list of the names of MIPS’ executive officers and directors and a description of their respective interests in MIPS are set forth in the definitive proxy statement for MIPS’ 2012 Annual Meeting of Stockholders, MIPS’ 2012 Annual Report on Form 10-K and Amendment No. 1 and Amendment No. 2 thereto, in any documents subsequently filed by its directors and executive officers under the Securities Exchange Act of 1934, as amended, and other relevant materials filed with the SEC in connection with the transactions when they become available. Certain executive officers and directors of MIPS have interests in the proposed transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification. These interests and any additional benefits in connection with the proposed transactions are described in the definitive proxy statement relating to the transactions.

Item 9.01.   Financial Statements and Exhibits.

(d)       Exhibits

            99.01     Press Release, dated January 30, 2013, entitled “MIPS Technologies Reports Second Quarter Fiscal 2013 Financial Results.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIPS TECHNOLOGIES, INC. (Registrant)

Date: January 30, 2013	By:	/s/ WILLIAM SLATER
Name: William Slater
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.01	Press Release, dated January 30, 2013, entitled "MIPS Technologies Reports Second Quarter Fiscal 2013 Financial Results."